UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 14, 2016
Date of Report (Date of earliest event reported)

OAXACA RESOURCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-196921	36-4752858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7458 Allison Place Chilliwack, British Columbia, Canada	V4Z 1J7
(Address of principal executive offices)	(Zip Code)

(778) 823-3104
Registrant's telephone number, including area code

1551 Johnston Street, Suite 201, Vancouver, British Columbia, Canada, V6H 3R9.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01        Entry into a Material Definitive Agreement

On March 15, 2016, Oaxaca Resources Corp. (the "Company") entered into a letter of intent (the "LOI") with Garmatex Technologies, Inc., a non-reporting company incorporated under the laws of the Province of British Columbia, Canada ("Garmatex"), pursuant to which the Company plans to complete a proposed business combination with Garmatex which will entail the acquisition of all of the issued and outstanding capital stock of Garmatex by way of a statutory arrangement (the "Arrangement") pursuant Part 9, Division 5, of the Business Corporations Act (British Columbia).

As set forth in the LOI, it is presently contemplated that the Company and Garmatex will enter into a definitive agreement (the "Arrangement Agreement"), which will replace the LOI, whereby all outstanding securities of Garmatex will be exchanged for equivalent securities of the Company that is expected to be renamed from Oaxaca Resources Corp. to "Garmatex Technologies, Inc." or such other company name as Garmatex may determine ("Arrangeco") on the terms set out therein. It is intended that the common shares of Arrangeco will be listed and posted for trading on the OTCQB operated by OTC Markets Group Inc. In accordance with the LOI the parties have agreed that the final structure of the proposed Arrangement is subject to the mutual agreement of the parties, acting reasonably, subject to their receipt of satisfactory tax, corporate, securities law and financial advice.

In accordance with the terms of the LOI, it is expected that the proposed Arrangement will provide that, subject to:

(a)      the conversion of all outstanding convertible debentures in Garmatex (the "Garmatex Debenture Conversion") resulting in a total issuance of approximately 6,782,000 Shares;

(b)      the settlement of certain outstanding indebtedness of Garmatex resulting in the issuance of approximately 2,900,000 Shares (the "Garmatex Debt Settlement"); and

(c)      the proposed Garmatex share consolidation (the "Garmatex Share Consolidation") on a one (1) new for five (5) old basis;

each Garmatex Shareholder will receive one (1) common share of Arrangeco for every one (1) post-Garmatex Share Consolidation share of Garmatex, resulting in approximately 25,859,755 shares issued to Garmatex shareholders (excluding any Arrangeco common shares to be issued pursuant to the Concurrent Company Financing (as hereinafter defined)) in Arrangeco at the closing of the proposed Arrangement. It is also expected that all post-Garmatex Share Consolidation share purchase warrants and stock options to acquire an aggregate of up to 1,961,774 and 983,000 post-Garmatex Share Consolidation shares of Garmatex, respectively, will be issued in Arrangeco at the closing of the proposed Arrangement.

It is also expected that the proposed Arrangement will provide that, subject to:

(a)      the prior cancellation by certain shareholders of the Company of an aggregate of up to 1,320,000 pre-Company Forward Stock Split (as hereinafter defined) restricted common shares currently held by them in the Company (collectively, the "Company Founder Cancellation");

(b)      the issuance, by way of a private placement, of up to an aggregate of 12,500,000 post-Company Forward Stock Split (as hereinafter defined) common shares and/or units (each a "Unit") of the Company, at a subscription price of not less than CAD$0.40 per common share and/or Unit (representing $5.00 per common share and Unit pre-Company Forward Stock Split); and with each Unit being comprised of not greater than one common share and one-half of one share purchase warrant of the Company (each, a "Warrant") with each whole Warrant exercisable for one common share (each, a "Warrant Share") at not less than US$0.60 per Warrant Share and for not longer than two years from the completion of the Arrangement (collectively, the "Concurrent Company Financing"); and

(c)      the proposed Company forward stock split (the "Company Forward Stock Split") on a 12 and one-half (12.5) new for one (1) old basis.

As a result of the Company Forward Stock Split and the Company Founder Cancellation there will be approximately 15,000,000 common shares issued and outstanding in the Company (excluding any common shares to be issued pursuant to the Concurrent Company Financing and the closing of the Arrangement).

In conjunction with and as a condition to the entering into of this LOI by the parties, the Company, on behalf of itself or its various investors (in each such case being a "Lender" herein), has hereby agreed to use its commercially reasonable efforts to advance by way of a loan or loans to Garmatex (collectively, the "Loan"); as requested by Garmatex from time to time after the execution of the LOI and prior to or commensurate with the completion of the Arrangement; the aggregate principal sum of all of the net Concurrent Company Financing proceeds (collectively, the "Principal Sum") received prior to the completion of the Arrangement together with, in each such instance, interest accruing on any Principal Sum of a Loan amount hereunder at the rate of five percent (5%) per annum, compounded semi-annually and not in advance (the "Interest") prior to maturity; and with maturity in each such instance of a Loan shall be on the date that is the earlier of (i) nine months from the advancement date of any such Principal Sum Loan by any Lender to Garmatex, (ii) the closing of the Arrangement or (iii) 90 calendar days from the termination, for any reason whatsoever, of the LOI or the Arrangement Agreement, as the case may be (such earlier date referred to as the "Maturity"). All such Principal Sum Loans prior to completion of the Arrangement will be evidenced by the issuance by Garmatex to the Company of promissory notes in accordance with the terms and conditions of a Secured and Subordinated Loan Agreement (the "Loan Agreement") which was executed as between the Company and Garmatex with the LOI.

The description set forth above is qualified in its entirety by the LOI which is filed as Exhibit 10.1 and the Loan Agreement which is filed as Exhibit 10.2 to this Current Report and is incorporated by reference herein.

Item 2.03        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Section 5        Corporate Governance and Management

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2016, the Board of Directors of the Company (the "Board of Directors") appointed Devon Loosdrecht as a director of the Company.

Also effective on March 14, 2016, the Board of Directors accepted the resignation of Michael Gilliland as President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer and director of the Company.

Also effective on March 14, 2016, and following the resignation of Mr. Gilliland, the Board of Directors appointed Mr. Loosdrecht as President, Secretary, Treasurer, Chief Executive Officer and Chief Financial Officer of the Company.

As a result, the Company's current directors and executive officers are as follows:
Name	Position
Devon Loosdrecht	President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer and a director

Since 2008, Mr. Loosdrecht has been the Business-to-Business Sales Consultant for Meadow Valley Meats in Chilliwack, British Columbia. In that role Mr. Loosdrecht conducts market research and analysis to deliver customized solutions aligned with daily, weekly and monthly targets, establishes and maintains strategic relations with clients to identify needs, discusses requirements and handles negotiations on payment terms, including credit and limits.

Mr. Loosdrecht also served as the special project coordinator for Meadow Valley Meats from January 2007 and September 2008, in which role he contributed to multiple divisions to ensure production compliance with health and safety guidelines determined by local health authorities, managed equipment controls in terms of adherence to Health Canada guidelines and delivered supervision and guidance to production staff and equipment to align with critical control points.

Mr. Loosdrecht holds a Bachelors of Business Administration degree from the University of the Fraser Valley, Business Administration, located in Abbotsford, British Columbia.

Mr. Loosdrecht has not been a director or officer of any reporting company during the last five years.

Item 9.01        Financial Statements and Exhibits

(a)      Financial Statements of Business Acquired

Not applicable.

(b)      Pro forma Financial Information

Not applicable.

(c)      Shell Company Transaction

Not applicable.

(d)      Exhibits
Exhibit	Description
10.1	Letter of Intent between the Company and Garmatex dated March 15, 2016.
10.2	Secured and Subordinated Loan Agreement between the Company and Garmatex dated March 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
OAXACA RESOURCES CORP.
Date: March 16, 2016.	By: /s/ Devon Loosdrecht Devon Loosdrecht President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer and a director

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